EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this Pre-Effective Amendment No. 1 to the registration statement on Form S-3 of


    (a) our report dated December 22, 1994 on our audit of the consolidated financial statements of Tyco International Ltd. which report is included on page F-2.

    (b) our report dated August 1, 1994 on our audit of the consolidated financial statements of Tyco International Ltd. which report is included in Form 10-K for the year ended June 30, 1994 incorporated by reference in this Form S-3.

    (c) our report dated August 1, 1994 on our audit of the consolidated financial statements of Tyco International Ltd. for the year ended June 30, 1994 which report is included in Form 8-K dated August 17, 1994 and Form 8-K/A dated September 19, 1994 incorporated by reference in this Form S-3.

    (d) our report dated January 28, 1993 on our audit of the consolidated financial statements of Kendall International, Inc. for the year ended December 31, 1993, the six month periods ended December 31, 1992 and June 30, 1992 and the year ended December 31, 1991 which report is included in Form 8-K dated October 28, 1994 and Forms 8-K/A dated November 1, 1994 and November 2, 1994 incorporated herein by reference.

    We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
February 6, 1995